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                                                                  Exhibit 3.10b

                                    BYLAWS

                                      OF

                      CONNECTICUT BUSINESS SYSTEMS, INC.

                                   ARTICLE I

                               NAME AND LOCATION

      1. Name. The name of the Corporation is Connecticut Business Systems, Inc. (hereinafter the "Corporation").

      2. Principal Office. The principal office shall be such place as the Board of Directors may from time to time designate for the transaction of corporate business.

                                  ARTICLE II

                                 CAPITAL STOCK

      1. Stock Certificates. All certificates of stock shall be signed by the President or a Vice President and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of the Corporation and sealed with the corporate seal or a facsimile thereof.

      2. Stock Transfer. Transfers of stock shall be made only on the books of the Corporation and the old certificate, properly endorsed, shall be surrendered and cancelled before a new certificate is issued.

      3. Stock Books. The stock books of the Corporation shall be closed against transfers of stock for a period of five (5) days before the date of payment of a dividend and before each annual meeting of the Shareholders.

      4. Lost Certificates. The Board of Directors may, in case any share certificate is lost, stolen, destroyed or mutilated, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions, including reasonable indemnification of the Corporation, as the Board of Directors shall determine.

                                  ARTICLE III

                           MEETINGS OF SHAREHOLDERS

      1. Annual Meeting. The annual meeting of Shareholders shall be held on such day during the third month after the end of the Corporation's fiscal year as the Board of Directors shall determine, at such hour as shall be specified in the notice of the meeting. The annual meeting shall be held at the principal office of the Corporation, or at such other place as shall be designated by the Board of Directors. At such meeting the Shareholders shall elect the Directors and transact such other business as may be properly brought before the meeting.

      2. Special Meetings. Meetings of Shareholders for any purpose may be held at such time or place within or without the State of Connecticut as shall be stated in the notice of the meeting or in a duly executed waiver of notice. A special meeting of the Shareholders may be called by the President, or by a

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majority of the Directors, and shall be held at any time upon call by the
President or Secretary when either the President or Secretary is requested in writing to call such meeting by a majority of the Directors or one or more Shareholders holding not less than one-tenth of the voting power of all shares entitled to vote at the meeting. The notice for any special meeting shall state the general purposes for which the meeting is called, and no other business may be transacted at the meeting.

      3. Notice and Waiver. Notice of the time and place of all annual and special meetings of Shareholders shall be given by the Secretary to each Shareholder entitled to vote at such meeting, by mailing or delivering such notice at the Shareholder's residence, usual place of business or last-known post-office address of record not less than seven nor more than fifty days before the date thereof, but this requirement as to notice may be waived at any time by the Shareholders in writing. The attendance of any person at a meeting without protesting prior to the commencement of the meeting the lack of proper notice shall be deemed to be a waiver by him of notice of the meeting.

      4. Presiding Officer. The President of the Corporation, or in the absence of the President, such other officer or Shareholder as shall be designated by the Shareholders present, shall preside at Shareholder meetings.

      5. Voting and Proxies. At every meeting, each Shareholder shall be entitled to one vote for each outstanding share of stock, regardless of class, held in his name, which vote may be cast in person or by proxy, on each matter submitted to a vote at

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such meeting of Shareholders, unless, and except to the extent that voting rights of shares of any class are increased, limited or denied by the Certificate of Incorporation. Persons holding stock in a fiduciary capacity shall have the same voting rights upon shares of stock so held as any holder of shares would have. All votes shall, if requested by the presiding officer or by any Shareholder, be by ballot, and the name of each Shareholder voting shall be written thereon with the number of shares held by him. Any Shareholder may designate an agent to vote at Shareholder meetings, by a writing signed by him for that purpose, and such proxy shall entitle the person thus authorized to vote at all meetings of the Shareholders held during the eleven months next succeeding the date of such instrument unless a longer or shorter term is expressly provided therein.

      6. Quorum and Adjournment. The holders of a majority of shares entitled to vote present in person or by proxy at any meeting of Shareholders shall constitute a quorum for such meeting except as may otherwise be provided in these Bylaws, the Certificate of Incorporation or the Connecticut Stock Corporation Act. If, however, a quorum is not present at any meeting of the Shareholders, the holders of a majority of shares present in person or represented by proxy at such meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At a reconvening of such adjourned

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meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

      7. Action by Shareholders. Except as may otherwise be specifically provided in these Bylaws, in the Certificate of Incorporation or in the Connecticut Stock Corporation Act, the affirmative vote, at a meeting of Shareholders duly held and at which a quorum is present, of a numerical majority of the voting power of all the shares entitled to vote on the subject matter shall be the act of the Shareholders.

      8. Action Without a Meeting. Any action which may be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof and said consent shall be filed in the minute book of the Corporation.

                                  ARTICLE IV

                                   DIRECTORS

      1. Authority, Number and Qualifications. The business, property and affairs of the Corporation shall be under the care and management of its Board of Directors. Directors need not be Shareholders and need not be residents of Connecticut. The Corporation shall have not more than eight (8) nor less than three (3) directorships, except that where all the issued and outstand-

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ing shares of common stock of the Corporation are owned beneficially and of record by less than three Shareholders, the number of directorships may be less than three but not less than the number of Shareholders. The number of directorships shall be the number fixed by resolution of the Shareholders or Directors, or, in the absence thereof, shall be the number of Directors elected at the preceding annual meeting of Shareholders.

      2. Quorum, Adjournment and Action by Board of Directors. A numerical majority of the directorships at the time shall constitute a quorum for the transaction of business; and the act of a numerical majority of the Directors at the time shall be the act of the Board of Directors, unless the presence of or act of a greater number is specifically required by these Bylaws, the Certificate of Incorporation, or the Connecticut Stock Corporation Act. If a quorum shall not be present at any meeting of Directors, a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      3. Action Without a Meeting. Any action which may be taken at a meeting of the Directors or a committee of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, or to be taken, shall be signed by all of the Directors or all of the committee members entitled to vote with respect to the subject matter thereof and the number of such Directors or committee members, as the case may be, constitutes a quorum for such action. Such consent shall be filed with the minutes of the Directors' meetings.

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      4. Meeting By Conference Telephone. A Director or a member of a committee of the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment enabling all Directors participating in the meeting to hear one another, and participation in a meeting shall constitute presence in person at such meeting.

      5. Terms and Vacancies. The Directors, other than the first Board of Directors, shall be elected annually, at the annual meeting of the Shareholders for a term extending until the next annual meeting of the Shareholders; and each Director shall hold office for the term for which he is elected and until his successor has been elected and qualified. Any vacancy or vacancies occurring in the Board, other than a vacancy created by an increase in the number of directorships, may be filled for the unexpired term by action of the sole remaining Director in office or by the concurring vote of a majority of the remaining Directors in office, though such remaining Directors are less than a quorum, though the number of Directors at the meeting is less than a quorum, and though such majority is less than a quorum. If a vacancy or the vacancies are not filled by the Directors, they shall be filled by election at an annual meeting, or at a special meeting of Shareholders called for that purpose. A Director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. Any directorship to be filled because of an increase in the number of Directors shall be by election at an annual meeting or at a

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special meeting of Shareholders called for that purpose. A Director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of Shareholders and until his successor shall have been elected and qualified.

      6. Annual and Special Meetings. Annual meetings of the Directors shall be held immediately after the annual meeting of the Shareholders; and regular and special meetings of the Directors may be held at such times and places, either within or without Connecticut, as, in the opinion of the President or a majority of the Directors, the interests of said Corporation shall require, reasonable notice having been given thereof. A written waiver signed at any time by the person or persons entitled to notice shall be the equivalent to the giving of notice. The attendance of any Director at a meeting without protesting prior to the commencement of the meeting the lack of proper notice shall be deemed to be a waiver by him of notice of the meeting. The Directors may choose from among their number a chairman to preside over meetings of the Directors.

      7. Resignations. The resignation of any Director shall be in writing and shall be effective immediately upon receipt by the Corporation if no time is specified, or at such later time as the resigning Director may specify.

      8. Removal of Directors. Any Director may be removed with or without cause at any time by the act of the Shareholders; and the vacancy in the Board caused by any such removal may be filled by the act of the Shareholders.

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                                   ARTICLE V

      9. Executive and Other Committees. The Board, by resolution adopted by the affirmative vote of Directors holding a majority of the directorships, may designate two or more Directors to constitute an executive committee or other committees, which committees shall have and may exercise such authority as is delegated to them by the Board. The members of the executive committee may elect a Chairperson from among their number to preside over meetings of the executive committee.


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                                   OFFICERS

      1. Office, Appointment, Term and Vacancies. The officers of the Corporation shall consist of a President, Secretary and Treasurer. The Directors shall appoint the foregoing officers of the Corporation and may appoint, in addition to the foregoing, the following officers: one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other offices as the Board of Directors may designate. Any two or more offices may be held by the same person except the offices of President and Secretary. Officers shall be appointed at the annual Directors' meeting for a term extending until the next annual Directors' meeting. Each officer shall hold office for the term for which he is appointed and until his successor has been appointed and qualified. Any vacancy or vacancies occurring in any office of the Corporation may be filled for the unexpired term by action of the sole remaining Director in office or by the

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concurring vote of a majority of the remaining Directors, though such remaining
Directors are less than a quorum, though the number of Directors at the meeting are less than a quorum, and though such majority is less than a quorum.

      2. President. It shall be the duty of the President to be the chief executive officer of the Corporation and he shall have general supervision over the business of the Corporation, subject to the control of the Board of Directors. He shall preside at each meeting of the Shareholders, unless the Board of Directors designates another presiding officer or Director. He shall see that all orders and resolutions of the Board are carried into effect. In general he shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to him, or specifically required to be performed by him, by these Bylaws, by the Board of Directors or by law.

      3. Vice President. It shall be the duty of the Vice President, in the absence of the President, to perform the President's duties, and such officer shall also perform such other duties as may be assigned to him, or specifically required to be performed by him, by these Bylaws, by the Board of Directors or by the President. The Board of Directors may from time to time designate additional Vice Presidents with such duties as the Board of Directors deems appropriate.

      4. Secretary. It shall be the duty of the Secretary to act as Secretary of and keep the minutes of all meetings of the Board of Directors and of Shareholders; to cause to be given notice of all meetings of Shareholders and of Directors; to be

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custodian of the seal of the Corporation and to affix the seal, or cause it to be affixed, to all certificates for shares of stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its seal, shall have been specifically or generally authorized by the Board of Directors; to have charge of the record of Shareholders and also of the other books, records and papers of the Corporation relating to its organization as a Corporation and to see that the reports, statements and other documents required by law are properly kept or filed; and in general, to perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board of Directors or by the President.

      5. Assistant Secretary. It shall be the duty of the Assistant Secretary, in the absence of the Secretary, to perform the Secretary's duties, and such officer shall also perform such other duties as may be assigned to him, or specifically required to be performed by him, by the Board of Directors or by the President.

      6. Treasurer. The Treasurer shall supervise the receipt and custody of the Corporation's funds; cause to be kept correct and complete books and records of account, including full and accurate accounts of receipts and disbursements in books belonging to the Corporation; assume responsibility for all funds and securities of the Corporation; sign certificates of stock with another designated officer; prepare, distribute and retain all reports and records required by law regarding the

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Corporation's financial status; and perform such other duties as may be assigned to him, or specifically required to be performed by him, by the Board of Directors or by the President.

      7. Assistant Treasurer. It shall be the duty of the Assistant Treasurer, in the absence of the Treasurer, to perform the Treasurer's duties, and such officer shall also perform such other duties as may be assigned to him, or specifically required to be performed by him, by the Board of Directors or by the President.

      8. Removal. Any officer of the Corporation may be removed, with or without cause, at any time by resolution adopted by the affirmative vote of Directors holding a majority of the directorships.

                                  ARTICLE VI

                                  AMENDMENTS

      These Bylaws may be repealed or amended only by the Shareholders and such repeal or amendment of Bylaws by Shareholders shall require the affirmative vote of a majority of the voting power of shares entitled to vote thereon. No existing Bylaws shall be amended or repealed, other than by unanimous written consent of the Shareholders, unless written notice of such proposed action shall have been given in the call for the meeting of Shareholders at which such amendment or repeal is to be acted upon.

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                                  ARTICLE VII

                                     SEAL

      The seal of the Corporation shall be in the form approved by the Board of Directors.

                                 ARTICLE VIII

                               BOOKS AND RECORDS

      There shall be kept correct and complete books and records of account and minutes of the proceedings of the Corporation's Shareholders and Directors. There shall also be maintained at the principal office of the Corporation a record of the Corporation's Shareholders, giving the names and addresses of all Shareholders and the number and class of shares held by each.

                                  ARTICLE IX

                                  FISCAL YEAR

      The fiscal year of the Corporation shall be fixed by action of the Board of Directors.

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